Exhibit 10.7

Employment Agreement

This Employment Agreement (the “Agreement”) is effective on 25 day of March 2025 between Gold Stone Technical Inc. (the “Employer”) and Tsang Hung Leung Alan, HKID: D676431(3) (the “Employee”).

Background

WHEREAS, Employer wishes to retain Employee for certain work-related services;

WHEREAS, Employee wishes to render such services to Employer.

NOW, therefore, in consideration of the promises and covenants contained herein, as well as other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the Parties do hereby agree as follows:

1. Type of Employment

The Employee will be employed with the following position: Salary of HKD 30,000 per month will be paid every month before 7th day of the following month.

2. Position

Employer will employ Employee in the following position: Chief Financial Officer (“Position”). The Employer may change these duties and responsibilities during the course of the Employee’s employment.

3. Location & Schedule

EMPLOYER may require the EMPLOYEE to execute his / her duties at such a place as may be indicated by the EMPLOYER.

Your work hours schedule shall be according to the Company’s requirements. Your official working hours shall be as follows, unless amended otherwise:

Monday to Friday, 9:00am to 6:00pm with lunch hours from 12:00nn to 13:30pm.

4. Employment

The terms and conditions of the relationship between Employer and Employee shall be determined by any applicable policies and procedure manuals, employee manuals, or other written governing documents belonging to and utilized by Employer and Employer’s company, as well as by this Agreement. In case of any dispute or conflict between this Agreement and other written policies and/or procedures owned and utilized by Employer or Employer’s company, this Agreement shall govern.

5. Termination

Both Employer and Employee may terminate this Agreement by written notice. Oral notice shall not suffice. The length of termination notice required is as follows:

Employment Condition	Length of Notice
During probation period, within the first month of probation	Not required
During probation period, after the first month of probation	Not less than 7 days
For a continuous contract with no / after probation period	Not less than 1 month

Employee may be terminated by the Employer at any time without notice or payment in lieu of notice if Employee:

●	where the employer reasonably terminates the employment contract with immediate effect at common law or otherwise;

●	the employer considers that the employee is unable or unwilling to perform his or her duties under reasonable circumstances or the employee is in breach of the terms of the employment contract, employment ordinance, the Code of Conduct, any law or the securities ordinance, or any application for registration has been refused, withdrawn, revoked or terminated resulting in the employee’s inability to perform his duties.

For the avoidance of doubt, it is hereby stated that the termination of this Employment Contract shall not detract from any rights or obligations expressly stated to remain in force or arising from the termination of this Employment Contract.

For the avoidance of further doubt, the Employee reserves the right to terminate this employment contract irrespective of whether or not any warning letter has been issued to the employee concerned.

6. Holidays & Annual Leaves

The Employee is entitled to public holidays and paid annual leave 18 days per year. Annual leave will be calculated on a pro-rata yearly basis and could be taken after 3 months’ probation period. Except for wages due to the employee but not withdrawn with the consent of the employer. Leave cannot be carried forward to the next year.

7. Benefits

The Employee is entitled to the following benefits and the paternity leave with paternity leave pay according to the provisions of the Employment Ordinance.

●	☐ Double Pay

●	☐ Discretionary Bonus (every year before 31st of December subject to Employer’s decision)

●	☐ Medical Claim

●	☐ Dental Claim

8. Sickness Allowance

The Employee is entitled to sick leave benefit under the Employment Ordinance of accrued sick leave. The Employee is required to provide the medical certificate issued by a registered medical practitioner with signature for 1 day sick leave or more.

9. Return of Employer Property

Upon the expiry or termination of this Agreement, the Employee will return to the Employer any property, documentation, records, or Confidential Information which is the property of the Employer.

10. Intellectual Property

Employee hereby covenants and agrees not to release or otherwise disclose any Trade Secret Information, as hereinafter defined, that Employee may have received in the course of the employment. Trade Secret Information includes, but is not limited to, any formula, process, method, pattern, design, or other information that is not known or reasonably ascertainable by the public, consumers, or competitors through which, and because of such secrecy, an economic or commercial advantage can be achieved.

11. Modification of Agreement

No modification of this Agreement shall be valid unless in writing and executed by both Parties.

Signatures

IN WITNESS OF THIS AGREEMENT the parties have executed this Agreement in duplicate on the date set out at the head of the Agreement.

Signature of Employee:

[Signature]

Name: Tsang Hung Leung Alan

HKID: D676431(3)

Date: 25 March, 2025

COMPANY NAME:

For and on behalf of Gold Stone Technical Inc.

[Signature]

Authorized Signature(s)

Name:

Title: Director

Date: 25 March, 2025

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